Exhibit 99.1

Intercontinental Exchange Reports Fourth Quarter & Full Year 2021

16th consecutive year of record revenues

Jeffrey C. Sprecher,

ICE Chairman & Chief Executive Officer, said,

"We are pleased to report our 16th consecutive year of record revenues and another year of double-digit earnings per share growth. These results are a testament to the remarkable contributions of my colleagues at ICE, the deep and expanding relationship we share with our customers, and the diversity of our business model, which enables us to drive growth through a variety of macroeconomic environments. We begin 2022 better positioned than ever and we are focused on supporting the growth of our customers and connecting them to opportunity through our unique data services, leading technology and network expertise."

• 2021 net revenues of $7.1 billion, +18% y/y

• 2021 GAAP diluted EPS of $7.18, +90% y/y

• 2021 adj. diluted EPS of $5.15, +17% y/y

• Record 2021 operating income of $3.4 billion, +14%  y/y; Record adj. operating income of $4.2 billion, +18% y/y

• 2021 operating margin of 48%; adj. operating margin of 58%

• Record annual operating cash flow of $3.1 billion, +8% y/y; Record free cash flow (FCF) of over $2.8 billion, +17% y/y

• Announces first quarter 2022 dividend of $0.38/share; an increase of 15% y/y

ATLANTA & NEW YORK, February 3, 2022 - Intercontinental Exchange (NYSE: ICE), a leading global provider of data, technology, and market infrastructure, today reported financial results for the fourth quarter and full year of 2021. For the quarter ended December 31, 2021, consolidated net income attributable to ICE was $1.5 billion on $1.8 billion of consolidated revenues less transaction-based expenses. Fourth quarter GAAP diluted earnings per share (EPS) were $2.70. Adjusted net income attributable to ICE was $760 million in the fourth quarter and adjusted diluted EPS were $1.34.

For the full year of 2021 consolidated net income attributable to ICE was $4.1 billion on $7.1 billion of consolidated revenues less transaction-based expenses. Full year 2021 GAAP diluted EPS were $7.18, up 90% year-over-year. On an adjusted basis, net income attributable to ICE for the year was $2.9 billion and adjusted diluted EPS were $5.15, up 17% year-over-year.

Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and free cash flow.

Warren Gardiner, ICE Chief Financial Officer, added: "In 2021 we generated record revenues, record operating income and record operating cash flows. We grew revenues across the asset classes in which we operate, generating double-digit growth in our recurring revenues. As we enter 2022, we expect the consistency of our growth and the compounding nature of both our revenues and cash flows to continue to create value as we invest in the many secular growth opportunities that exist across our business while also returning capital to our shareholders."

Fourth Quarter and Full Year 2021 Business Highlights

$ (in millions)	Net Revenue	Op Margin	Adj Op Margin	Net Revenue	Op Margin	Adj Op Margin
	Full Year 2021			4Q21
Exchanges	$3,856	65%	69%	$1,014	65%	71%
Fixed Income and Data Services	$1,883	28%	38%	$480	28%	38%
Mortgage Technology	$1,407	28%	57%	$346	25%	55%
Consolidated	$7,146	48%	58%	$1,840	48%	59%

Fourth quarter consolidated net revenues were $1.8 billion, up 10% year-over-year, including exchange net revenues of $1.0 billion, fixed income and data services revenues of $480 million and ICE Mortgage Technology revenues of $346 million. Consolidated operating expenses were $960 million for the fourth quarter of 2021. On an adjusted basis, consolidated operating expenses were $749 million. Consolidated operating income for the fourth quarter was $880 million and the operating margin was 48%. On an adjusted basis, consolidated operating income for the fourth quarter was $1.1 billion and the adjusted operating margin was 59%.

Full year 2021 consolidated net revenues were $7.1 billion, up 18% year-over-year, including exchange net revenues of $3.9 billion, fixed income and data services revenues of $1.9 billion and ICE Mortgage Technology revenues of $1.4 billion. Consolidated operating expenses were $3.7 billion for 2021. On an adjusted basis, consolidated operating expenses were $3.0 billion. Consolidated operating income for the year was $3.4 billion and the operating margin was 48%. On an adjusted basis, consolidated operating income for the year was $4.2 billion and the adjusted operating margin was 58%.

Exchanges Segment Results

Fourth quarter exchange net revenues were $1.0 billion, up 17% year-over-year. Exchange operating expenses were $356 million and on an adjusted basis, were $292 million in the fourth quarter. Segment operating income for the fourth quarter was $658 million and the operating margin was 65%. On an adjusted basis, operating income was $722 million and the adjusted operating margin was 71%.

$ (in millions)	4Q21	4Q20	% Chg
Revenue, net:
Energy	$336	$262	28%
Ags and Metals	51	48	7%
Financials(1)	113	82	37%
Cash Equities and Equity Options	89	89	2%
OTC and Other(2)	87	77	13%
Data and Connectivity Services	215	201	7%
Listings	123	112	10%
Segment Revenue	$1,014	$871	17%

(1) Financials include interest rates and other financial futures and options.

(2) OTC & other primarily includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Full year exchange net revenues were $3.9 billion, up 6% year-over-year. Exchange operating expenses were $1.3 billion and on an adjusted basis, were $1.2 billion for the full year. Segment operating income for 2021 was $2.5 billion and the operating margin was 65%. On an adjusted basis, operating income was $2.7 billion and the adjusted operating margin was 69%.

$ (in millions)	FY21	FY20	% Chg
Revenue, net:
Energy	$1,236	$1,120	10%
Ags and Metals	228	245	(7)%
Financials(1)	394	357	10%
Cash Equities and Equity Options	355	377	(6)%
OTC and Other(2)	326	296	10%
Data and Connectivity Services	838	790	6%
Listings	479	446	7%
Segment Revenue	$3,856	$3,631	6%

(1) Financials include interest rates and other financial futures and options.

(2) OTC & other primarily includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

Fourth quarter fixed income and data services revenues were $480 million, up 7% year-over-year. Fixed income and data services operating expenses were $344 million and adjusted operating expenses were $300 million in the fourth quarter. Segment operating income for the fourth quarter was $136 million and the operating margin was 28%. On an adjusted basis, operating income was $180 million and the adjusted operating margin was 38%.

$ (in millions)	4Q21	4Q20	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$13	$14	(12)%	(12)%
CDS Clearing	48	42	14%	14%
Fixed Income Data and Analytics	278	262	6%	6%
Other Data and Network Services	141	132	7%	7%
Segment Revenue	$480	$450	7%	7%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 4Q20, 1.3207 and 1.1920, respectively.

Full year 2021 fixed income and data services revenues were $1.9 billion, up 4% year-over-year. Fixed income and data services operating expenses were $1.4 billion and on an adjusted basis, were $1.2 billion for the year. Segment operating income for the full year was $529 million and the operating margin was 28%. On an adjusted basis, operating income was $709 million and the adjusted operating margin was 38%.

$ (in millions)	FY21	FY20	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$52	$70	(25)%	(25)%
CDS Clearing	192	208	(8)%	(9)%
Fixed Income Data and Analytics	1,082	1,018	6%	6%
Other Data and Network Services	557	514	8%	7%
Segment Revenue	$1,883	$1,810	4%	3%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2020, 1.2832 and 1.1412, respectively.

Mortgage Technology Segment Results

Fourth quarter mortgage technology revenues were $346 million. Mortgage technology operating expenses were $260 million and adjusted operating expenses were $157 million in the fourth quarter. Segment operating income for the fourth quarter was $86 million and the operating margin was 25%. On an adjusted basis, operating income was $189 million and the adjusted operating margin was 55%.

$ (in millions)	4Q21	4Q20	% Chg
Revenue:
Origination Technology	$231	$249	(7)%
Network and Closing Solutions	83	73	15%
Data and Analytics	18	17	6%
Registrations and Other	14	11	23%
Segment Revenue	$346	$350	(1)%

Full year mortgage technology revenues were $1.4 billion. Mortgage technology operating expenses were $1.0 billion and adjusted operating expenses were $602 million in 2021. Segment operating income for the full year was $397 million and the operating margin was 28%. On an adjusted basis, operating income was $805 million and the adjusted operating margin was 57%.

$ (in millions)	FY21	FY20	% Chg
Revenue:
Origination Technology	$971	$316	208%
Network and Closing Solutions	310	238	30%
Data and Analytics	73	22	226%
Registrations and Other	53	19	185%
Segment Revenue	$1,407	$595	137%

Other Matters

•	ICE repurchased $250 million of its common stock in the fourth quarter and paid $747 million in dividends in 2021.
•	Unrestricted cash was $607 million and outstanding debt was $13.9 billion as of December 31, 2021.
•	Operating cash flow for 2021 was $3.1 billion, up 8% from $2.9 billion one year ago. 2021 free cash flow was $2.8 billion, up 17% from one year ago.
•	Recognized a $1.4 billion gain upon our deconsolidation of Bakkt.
•	The effective tax rate for the fourth quarter was 28%.

Financial Guidance

	GAAP	Non-GAAP
2022 Total Recurring Revenue	$3.68 - $3.75 billion
2022 Operating Expenses	$3.619 - $3.669 billion	$2.99 - $3.04 billion(1)
1Q22 Operating Expenses	$900 - $910 million	$740 - $750 million(1)
2022 Capital Expenditures	$490 - $520 million
2022 Effective Tax Rate	22.5% - 24.5%(2)
1Q22 Weighted Average Shares Outstanding	562 - 568 million shares, excluding the impact of any potential share repurchases

(1) 2022 and 1Q22 non-GAAP operating expenses exclude amortization of acquisition-related intangibles and integration expenses.

(2) This represents 2022 full year guidance for both the GAAP and non-GAAP effective tax rates but note that the GAAP effective tax rate is more susceptible to diverging from this guidance based on items outside the normal course of business that are adjusted for to derive our non-GAAP results. Such items can be unknown, unpredictable or uncertain, requiring unreasonable efforts to determine with any precision and which could potentially be confusing or misleading.

Earnings Conference Call Information

ICE will hold a conference call today, February 3, at 8:30 a.m. ET to review its fourth quarter 2021 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 844-512-2926 from the United States or 412-317-6300 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 4506364 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the first quarter 2022 earnings has been scheduled for May 5th at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: https://ir.theice.com/investor-resources/supplemental-information/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

	Twelve Months Ended December 31,		Three Months Ended December 31,
Revenues:	2021	2020	2021	2020
Exchanges	$5,878	$5,839	$1,502	$1,433
Fixed income and data services	1,883	1,810	480	450
Mortgage technology	1,407	595	346	350
Total revenues	9,168	8,244	2,328	2,233
Transaction-based expenses:
Section 31 fees	248	622	44	157
Cash liquidity payments, routing and clearing	1,774	1,586	444	405
Total revenues, less transaction-based expenses	7,146	6,036	1,840	1,671
Operating expenses:
Compensation and benefits	1,462	1,188	369	339
Professional services	159	144	35	44
Acquisition-related transaction and integration costs	102	105	60	15
Technology and communication	666	549	171	161
Rent and occupancy	84	81	23	22
Selling, general and administrative	215	185	52	53
Depreciation and amortization	1,009	751	250	257
Total operating expenses	3,697	3,003	960	891
Operating income	3,449	3,033	880	780
Other income (expense):
Interest income	1	10	1	1
Interest expense	(423)	(357)	(102)	(112)
Other income, net	2,671	80	1,330	5
Other income (expense), net	2,249	(267)	1,229	(106)
Income before income tax expense	5,698	2,766	2,109	674
Income tax expense	1,629	658	580	146
Net income	$4,069	$2,108	$1,529	$528
Net income attributable to non-controlling interest	(11)	(19)	(2)	(2)
Net income attributable to Intercontinental Exchange, Inc.	$4,058	$2,089	$1,527	$526

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$7.22	$3.79	$2.72	$0.94
Diluted	$7.18	$3.77	$2.70	$0.93
Weighted average common shares outstanding:
Basic	562	552	562	561
Diluted	565	555	565	564

Consolidated Balance Sheets

(In millions)

	As of	As of
	December 31, 2021	December 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$607	$583
Short-term restricted cash and cash equivalents	1,035	1,000
Cash and cash equivalent margin deposits and guaranty funds	145,936	81,628
Invested deposits, delivery contracts receivable and unsettled variation margin	4,493	2,455
Customer accounts receivable, net	1,208	1,230
Prepaid expenses and other current assets	1,021	323
Total current assets	154,300	87,219
Property and equipment, net	1,699	1,713
Other non-current assets:
Goodwill	21,123	21,291
Other intangible assets, net	13,736	14,408
Long-term restricted cash and cash equivalents	398	408
Other non-current assets	2,246	1,161
Total other non-current assets	37,503	37,268
Total assets	$193,502	$126,200

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$703	$639
Section 31 fees payable	57	207
Accrued salaries and benefits	354	346
Deferred revenue	194	158
Short-term debt	1,521	2,411
Margin deposits and guaranty funds	145,936	81,628
Invested deposits, delivery contracts payable and unsettled variation margin	4,493	2,455
Other current liabilities	153	155
Total current liabilities	153,411	87,999
Non-current liabilities:
Non-current deferred tax liability, net	4,100	3,563
Long-term debt	12,397	14,126
Accrued employee benefits	200	206
Non-current operating lease liability	252	320
Other non-current liabilities	394	359
Total non-current liabilities	17,343	18,574
Total liabilities	170,754	106,573
Commitments and contingencies
Redeemable non-controlling interests in consolidated subsidiaries	—	93
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(5,520)	(5,200)
Additional paid-in capital	14,069	13,845
Retained earnings	14,350	11,039
Accumulated other comprehensive loss	(196)	(192)
Total Intercontinental Exchange, Inc. stockholders’ equity	22,709	19,498
Non-controlling interest in consolidated subsidiaries	39	36
Total equity	22,748	19,534
Total liabilities and equity	$193,502	$126,200

Non-GAAP Financial Measures and Reconciliation
We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Annual Report on Form 10-K, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020	2021	2020	2021	2020
Total revenues, less transaction-based expenses	$3,856	$3,631	$1,883	$1,810	$1,407	$595	$7,146	$6,036
Operating expenses	1,333	1,242	1,354	1,318	1,010	443	3,697	3,003
Less: Amortization of acquisition-related intangibles	73	74	180	191	369	123	622	388
Less: Transaction and integration costs and acquisition-related success fees	59	12	—	—	39	89	98	101
Less: Impairment of developed software	—	11	—	—	—	—	—	11
Less: Accrual relating to a regulatory settlement	—	—	—	8	—	—	—	8
Adjusted operating expenses	$1,201	$1,145	$1,174	$1,119	$602	$231	$2,977	$2,495
Operating income	$2,523	$2,389	$529	$492	$397	$152	$3,449	$3,033
Adjusted operating income	$2,655	$2,486	$709	$691	$805	$364	$4,169	$3,541
Operating margin	65%	66%	28%	27%	28%	25%	48%	50%
Adjusted operating margin	69%	68%	38%	38%	57%	61%	58%	59%

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2021	2020	2021	2020	2021	2020	2021	2020
Total revenues, less transaction-based expenses	$1,014	$871	$480	$450	$346	$350	$1,840	$1,671
Operating expenses	356	323	344	331	260	237	960	891
Less: Amortization of acquisition-related intangibles	17	21	44	47	92	85	153	153
Less: Transaction and integration costs	47	2	—	—	11	13	58	15
Less: Impairment of developed software	—	11	—	—	—	—	—	11
Adjusted operating expenses	$292	$289	$300	$284	$157	$139	$749	$712
Operating income	$658	$548	$136	$119	$86	$113	$880	$780
Adjusted operating income	$722	$582	$180	$166	$189	$211	$1,091	$959
Operating margin	65%	63%	28%	26%	25%	32%	48%	47%
Adjusted operating margin	71%	67%	38%	37%	55%	60%	59%	57%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

	Twelve Months Ended 12/31/2021	Twelve Months Ended 12/31/2020
Net income attributable to ICE common stockholders	$4,058	$2,089
Add: Amortization of acquisition-related intangibles	622	388
Add: Transaction and integration costs and acquisition-related success fees	98	101
Less: Gain on value of Euroclear equity investment	(34)	(35)
Less: Gain on sale of Coinbase equity investment	(1,227)	—
Less: Gain on deconsolidation of Bakkt	(1,419)	—
Less: Gain on sale of BIDS equity investment	—	(20)
Less: Gain related to the settlement of an acquisition-related indemnification claim	(7)	—
Add: Accelerated unamortized costs related to the early payoff of the June 2023 floating rate senior notes	4	—
Add: Extinguishment of December 2020 Senior Notes	—	14
Add: Pre-acquisition interest expense on debt issued for Ellie Mae acquisition	—	5
Add: Impairment of developed software	—	11
Add: Impairment of CAT promissory notes	—	2
Add: Accrual relating to legal settlement	16	30
Add: Accrual relating to regulatory settlement	—	8
Add/(Less): Net losses/(income) from unconsolidated investees	42	(71)
Add/(Less): Income tax effect for the above items	574	(109)
Add: Deferred tax adjustments on acquisition-related intangibles	183	36
Adjusted net income attributable to ICE common stockholders	$2,910	$2,449

Basic earnings per share attributable to ICE common stockholders	$7.22	$3.79
Diluted earnings per share attributable to ICE common stockholders	$7.18	$3.77

Adjusted basic earnings per share attributable to ICE common stockholders	$5.17	$4.44
Adjusted diluted earnings per share attributable to ICE common stockholders	$5.15	$4.41

Basic weighted average common shares outstanding	562	552
Diluted weighted average common shares outstanding	565	555

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended 12/31/2021	Three Months Ended 12/31/2020
Net income attributable to ICE	$1,527	$526
Add: Amortization of acquisition-related intangibles	153	153
Add: Transaction and integration costs	58	15
Less: Gain on deconsolidation of Bakkt	(1,419)	—
Add: Impairment of developed software	—	11
Less: Gain on value of Euroclear equity investment	—	(35)
Less: Gain on sale of BIDS equity investment	—	(20)
Add: Accrual for potential legal settlements	—	30
Add: Net losses from unconsolidated investees	84	13
Add/(Less): Income tax effect related to the items above	370	(47)
Add/(Less): Deferred tax adjustments on acquisition-related intangibles	(13)	3
Adjusted net income attributable to ICE	$760	$649

Basic earnings per share	$2.72	$0.94
Diluted earnings per share	$2.70	$0.93

Adjusted basic earnings per share	$1.35	$1.16
Adjusted diluted earnings per share	$1.34	$1.15

Basic weighted average common shares outstanding	562	561
Diluted weighted average common shares outstanding	565	564

Free Cash Flow Calculation

(In millions)

(Unaudited)

	Twelve Months Ending December 31, 2021	Twelve Months Ending December 31, 2020
Cash flow from operations	$3,123	$2,881
Less: Capital expenditures and capitalized software development costs	(452)	(410)
Add/(Less): Section 31 fees, net	150	(69)
Free cash flow	$2,821	$2,402

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company and provider of marketplace infrastructure, data services and technology solutions to a broad range of customers including financial institutions, corporations and government entities. We operate regulated marketplaces, including the New York Stock Exchange, for the listing, trading and clearing of a broad array of derivatives contracts and financial securities across major asset classes. Our comprehensive data services offering supports the trading, investment, risk management and connectivity needs of customers around the world and across asset classes. As a leading technology provider for the U.S. residential mortgage industry, ICE Mortgage Technology provides the technology and infrastructure to transform and digitize U.S. residential mortgages, from application and loan origination through to final settlement.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located here. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 3, 2022.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Mary Caroline O'Neal

+1 770 738 2151

marycaroline.oneal@ice.com

investors@ice.com

ICE Media Contact:

Josh King

+1 212 656 2490

josh.king@ice.com

media@ice.com